Exhibit 99.1

 Service Corporation International Announces Closing of Debt Tender Offers

          HOUSTON, June 27 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SCI), which owns and operates funeral service locations and cemeteries, announced today the completion of its cash tender offers to purchase any and all of its 7.2% Notes due 2006 and 6.875% Notes due 2007. The tender offers expired at 5:00 p.m., New York City time on Friday, June 24, 2005.  Previously, on June 16, 2005 the Company accepted approximately $138.3 million aggregate principal amount of its 7.2% Notes and approximately $129.9 million aggregate principal amount of its 6.875% Notes in connection with the termination of the early participation period.  In connection with the closing of the tender offers, no additional principal amount of its 7.2% Notes due 2006 (of a total outstanding principal amount of $10.7 million) were tendered and $45,000 aggregate principal amount of its 6.875% Notes due 2007 (of a total outstanding principal amount of $13.5 million) were tendered.

          The Company used the proceeds of its recently completed issuance of $300 million in aggregate principal amount of 7% Notes due 2017 to fund the purchase of the Notes in the tender offers and to pay associated expenses and accrued interest.  As a result of these tender offers, the Company will recognize a pretax loss on the early extinguishment of debt of approximately $12 million in the second quarter of 2005.

          This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

          Cautionary Statement on Forward-Looking Statements
          The statements in this press release that are not historical facts are forward-looking statements.  These forward-looking statements have been made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” or “predict,” that convey the uncertainty of future events or outcomes.  These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of us.  Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, unfavorable market conditions.

          For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2004 Annual Report on Form 10-K, as amended.  Copies of this document as well as other SEC filings can be obtained from our website at http://www.sci-corp.com .  We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

          Service Corporation International, headquartered in Houston, Texas, owns and operates funeral service locations and cemeteries.  We have an extensive network of businesses including 1,169 funeral service locations and 390 cemeteries in North America as of March 31, 2005.  For more information about Service Corporation International, please visit our website at http://www.sci-corp.com .

          For additional information contact:

          Investors:     Debbie Young - Director / Investor Relations
                               (713) 525-9088

          Media:         Terry Hemeyer - Managing Director / Corporate Communications
                               (713) 525-5497

SOURCE  Service Corporation International
          -0-                                                            06/27/2005
          /CONTACT:  investors, Debbie Young, Director-Investor Relations, +1-713-525-9088, or media, Terry Hemeyer, Managing Director-Corporate Communications, +1-713-525-5497, both of Service Corporation International/
          /Web site:  http://www.sci-corp.com